UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

YUNHONG CTI LTD.

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2020, the board of directors of Yunhong CT Ltd. (the “Company”) appointed Jana Schwan, its current Vice President of Operations, as its new Chief Operating Officer and Jennifer Connerty, its current Controller, as its new Chief Financial Officer.

Ms. Schwan, 43, has served in various operational, purchasing and product development roles for the Company since 2002 and was appointed as Vice President of Global Procurement in 2012. Ms. Schwan was appointed as Vice President of Operations on December 1, 2017.

Ms. Schwan is the daughter of John Schwan, a principal shareholder and former Chairman of the Board of the Company.

Ms. Connerty, 39, joined the Company in November 2016 as an Assistant Controller and was promoted to Controller in April 2018. Prior to joining the Company, Ms. Connerty served as a Senior Accountant at Transilwrap Company, Inc. from December 2015 to November 2016, and held several accounting positions at Prima Power from November 2010 through December 2015. Ms. Connerty received her MBA in Accounting from the Keller Graduate School of Management at DeVry University.

There are no family relationships between Ms. Connerty and any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2020

YUNHONG CTI LTD.

By:	/s/ Frank Cesario
Frank Cesario
President, Chief Executive Officer, Chief Financial Officer and Secretary